CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AMP Incorporated:

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 12, 1999 included or incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements, Registration Nos. 33-55318,33-65048, 33-54277, 333-06767 and
333-16107.

Philadelphia, PA
   March 26, 1999